Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of O'Charley's Inc. (the "Company") on Form 10-Q for the period ended July 11, 2010, as filed with the Securities and Exchange Commission on August 12, 2010 (the "Report"), I, Philip J. Hickey, Jr., Chairman of the Board, Interim President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Philip J. Hickey, Jr.
Philip J. Hickey, Jr.
Chairman of the Board
Interim President and Chief Executive Officer
August 12, 2010